UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2009
RESOLUTE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1675 Broadway, Suite 1950 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 303-534-4600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE INFORMATION CONTAINED IN THIS CURRENT REPORT ON FORM 8-K DOES NOT MODIFY OR UPDATE ANY DISCLOSURE IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS DATED SEPTEMBER 14, 2009 (THE “DEFINITIVE PROXY STATEMENT/PROSPECTUS”), EXCEPT FOR THE INFORMATION CONTAINED HEREIN, WHICH SUPERSEDES THE RELATED DISCLOSURE IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY.
Item 1.01 Entry into a Material Definitive Agreement.
Limited Waiver of Condition to Acquisition Agreement
     On September 22, 2009, Resolute Energy Corporation (the “Company”) and its affiliates that are a party to that certain Purchase and IPO Reorganization Agreement, dated as of August 2, 2009, by and among Hicks Acquisition Company I, Inc., a Delaware corporation (“HACI”), the Company, Resolute Holdings Sub, LLC, Resolute Subsidiary Corporation, a wholly-owned subsidiary of the Company, Resolute Aneth, LLC, Resolute Holdings, LLC, and HH-HACI, L.P., as amended by that certain Letter Agreement dated as of September 9, 2009 (the “Acquisition Agreement”), pursuant to which HACI’s stockholders will acquire a majority of the outstanding shares of capital stock of the Company (collectively, the “Acquisition”), granted a limited waiver to the closing condition to the Company’s obligation to consummate the Acquisition stated in Section 7.3(e) of the Acquisition Agreement, but only to the extent that the Acquisition Consideration (defined therein) is not less than $240,000,000. To the extent the amount actually paid by HACI to the Company is less than the originally contemplated $275 million, the Company will still fully repay its Second Lien Credit Facility; however, the Company’s repayment of the part of its outstanding indebtedness on its First Lien Credit Facility will be reduced, resulting in greater outstanding indebtedness immediately following the consummation of Acquisition. The waiver attached hereto as Exhibit 10.1 is incorporated herein by reference. The foregoing description of the waiver and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.

Item 8.01 Other Events.
Stock Purchase Agreements
     On September 22, 2009, HACI announced that it had entered into agreements to purchase shares of HACI common stock issued in its initial public offering (“Public Shares”) in privately negotiated transactions (the “Purchase Agreements”). As of September 22, 2009, HACI has entered into Purchase Agreements to purchase an aggregate of 7,503,133 Public Shares at prices ranging from $9.76 to 9.78 per share from stockholders who otherwise intended to vote against the Acquisition. It is possible that additional Purchase Agreements may be entered into by HACI. The purchases of Public Shares pursuant to the Purchase Agreements will take place concurrently with or following the closing of the Acquisition and the purchases will be paid for with funds that will be released from HACI’s trust account upon consummation of the Acquisition. Any additional purchases entered into by HACI may be entered into at a purchase price slightly higher than the per share conversion price at the time of the Acquisition.
     Pursuant to the Purchase Agreements, the sellers have agreed to have their Public Shares voted in favor of each of the stockholder proposals set forth in the definitive proxy statement/prospectus, dated September 14, 2009, filed with the Securities and Exchange Commission on September 15, 2009, and as supplemented on September 22, 2009 (the “Definitive Proxy Statement/Prospectus”). Such purchases, if made, would increase the likelihood that holders of a majority of shares of HACI’s common stock will vote in favor of the Acquisition and that holders of less than 30% of Public Shares vote against the Acquisition and seek conversion of their Public Shares into cash in accordance with HACI’s charter.
     The Purchase Agreements attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 are incorporated herein by reference. The foregoing description of the Purchase Agreements and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such documents.

Victory Park Agreement
     On September 22, 2009, HACI also announced it has entered into an agreement (the “Victory Agreement”) with Victory Park Capital Advisors, LLC (“Victory Park”), pursuant to which funds managed by Victory Park or other purchasers acceptable to Victory Park and HACI may purchase up to an aggregate of 4.5 million shares of HACI’s common stock from third parties prior to HACI’s special meeting of stockholders. Victory Park is not an affiliate of any of HACI, its officers and directors and/or their respective affiliates, or the Company, or its officers and directors and/or their respective affiliates. It is anticipated that Victory Park will effect purchases of Public Shares through independent, privately negotiated transactions with third parties who are institutions or other sophisticated investors that have voted against or indicated an intention to vote against the Acquisition and exercise their conversion rights.
     Pursuant to the Victory Agreement, HACI will pay Victory Park a fee of 1.0% of the value of all shares of HACI’s common stock purchased by Victory Park from third parties. All shares purchased as a result of this Victory Agreement will be voted in favor of each of the stockholder proposals to be presented at HACI’s special meeting of stockholders, which proposals are set forth in the Definitive Proxy Statement/Prospectus. In connection with each purchase of Public Shares by Victory Park pursuant to the Victory Agreement, Victory Park and HACI will enter into a stock purchase agreement (each, a “Victory Purchase Agreement”), pursuant to which HACI will agree to purchase such Public Shares from Victory Park at a price equal to the aggregate purchase price paid by Victory Park for such shares plus the 1.0% fee described above. No funds other than those payable to Victory Park may be released from the trust account containing the net proceeds of HACI’s initial public offering following the consummation of the Acquisition until HACI has paid Victory Park pursuant to the Victory Purchase Agreements in full except to converting stockholders. Such purchases, if made, would increase the likelihood that holders of a majority of shares of HACI’s common stock will vote in favor of the Acquisition and that holders of less than 30% of Public Shares vote against the Acquisition and seek conversion of their Public Shares into cash in accordance with HACI’s charter.
     The Victory Agreement and form of Victory Purchase Agreement attached hereto as Exhibits 10.9 and 10.10, respectively, are incorporated herein by reference. The foregoing description of the Victory Agreement, Victory Purchase Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such documents.
     Based on the number of Public Shares currently subject to Purchase Agreements and assuming Victory Park purchases all 4.5 million public shares subject to the Victory Agreement and such shares are subsequently purchased by HACI pursuant to Victory Purchase Agreements, immediately following the consummation of the Acquisition, holders of HACI common stock would own approximately 82.7% of the outstanding shares of the Company common stock assuming that no holders of Public Shares elect to convert their shares into a portion of HACI’s trust account or approximately 76.1% assuming that holders of 30% less one share of the Public Shares elect to convert their shares into a portion of HACI’s trust account, in each case without taking into effect any outstanding warrants to purchase Company common stock, including any warrants to be received in the Acquisition by holders of warrants issued in HACI’s initial public offering (“Public Warrants”) who elect to receive Company warrants in the Acquisition.
     On September 22, 2009, HACI issued a press release with respect to its execution of the Victory Agreement and the Purchase Agreements, the adjournment of the special meetings and the waiver of a closing condition by the Company with respect to the Acquisition Agreement. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit

10.1*	Waiver, dated as of September 22, 2009, by Resolute Energy Corporation, Resolute Holdings Sub, LLC, Resolute Subsidiary Corporation, Resolute Aneth, LLC, and Resolute Holdings, LLC.

10.2*	Stock Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Del Mar Master Fund, Ltd.

10.3*	Stock Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Fir Tree Value Master Fund, LP.

10.4*	Stock Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Fir Tree SPAC Holdings I, LLC.

10.5*	Stock Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Fir Tree SPAC Holdings II, LLC.

10.6*	Stock Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Westchester Capital Management, Inc.

10.7*	Share Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Milton Arbitrage Partners, LLC.

10.8*	Stock Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Citigroup Global Markets Inc.

10.9*	Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Victory Park Capital Advisors, LLC.

10.10*	Form of Stock Purchase Agreement, by and between Hicks Acquisition Company I, Inc. and Victory Park Credit Opportunities Master Fund, Ltd.

99.1*	Press Release, dated September 22, 2009.

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: September 22, 2009

RESOLUTE ENERGY CORPORATION
By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1*	Waiver, dated as of September 22, 2009, by Resolute Energy Corporation, Resolute Holdings Sub, LLC, Resolute Subsidiary Corporation, Resolute Aneth, LLC, and Resolute Holdings, LLC.

10.2*	Stock Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Del Mar Master Fund, Ltd.

10.3*	Stock Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Fir Tree Value Master Fund, LP.

10.4*	Stock Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Fir Tree SPAC Holdings I, LLC.

10.5*	Stock Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Fir Tree SPAC Holdings II, LLC.

10.6*	Stock Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Westchester Capital Management, Inc.

10.7*	Share Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Milton Arbitrage Partners, LLC.

10.8*	Stock Purchase Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Citigroup Global Markets Inc.

10.9*	Agreement, dated as of September 22, 2009, by and between Hicks Acquisition Company I, Inc. and Victory Park Capital Advisors, LLC.

10.10*	Form of Stock Purchase Agreement, by and between Hicks Acquisition Company I, Inc. and Victory Park Credit Opportunities Master Fund, Ltd.

99.1*	Press Release, dated September 22, 2009.

*	Filed herewith.